Exhibit 99.1

The Scotts Miracle-Gro Company NEWS

ScottsMiracle-Gro Announces Record Sales for Fiscal 2009;
Provides Sales and EPS Guidance for Fiscal 2010

•	Full-year sales grew 5% to record $3.14 billion; fourth quarter sales up 7%
•	Sales in the U.S. grew 15% for 2009, in line with consumer purchases at retail
•	Adjusted full- year earnings: $2.46 per share; GAAP earnings: $2.32 per share
•	Full-year adjusted gross margin rate improved 210 basis points
•	Free cash flow of $189 million
MARYSVILLE, Ohio (November 5, 2009) — The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products, today announced that company-wide sales in fiscal 2009 increased 5 percent to a record $3.14 billion, driven by continued strength in the core U.S. consumer business.
Adjusted net income for fiscal 2009 — which excludes the impact of product registration and recall costs, as well as charges associated with the Smith & Hawken closure process — was $162.6 million, or $2.46 per share, better than the Company’s previous guidance. Using generally accepted accounting principles (GAAP), the Company posted net income for the year of $153.3 million, or $2.32 per share, compared with a net loss of $10.9 million, or $0.17 per share, in fiscal 2008.
The full-year results included company-wide sales growth of 7 percent in the fourth quarter, driven by 14 percent growth in the U.S. consumer business. The adjusted seasonal net loss for the quarter was $21.5 million, or $0.33 per share, compared with a net loss of $17.5 million, or $0.27 per share, for the same period last year.
“We started the lawn and garden season with momentum and never lost it, allowing us to deliver strong results for fiscal 2009,” said Jim Hagedorn, chairman and chief executive officer. “We’re obviously pleased with our results, which validate the resilience of the lawn and garden category and the strength of our brands with our consumers and our retail partners. Consumer purchases of our products at our largest U.S. retailers grew 15 percent for the year, with double-digit improvements in 46 states.”

The Company said its initial guidance for fiscal 2010 assumes sales growth of 3 to 5 percent and net income in a range of $3.00 to $3.10 per share. The forecast excludes the impact of product recall and registration issues and includes an expected benefit of $0.15 per share due to the elimination of losses from Smith & Hawken, which will be reported as a discontinued operation beginning in the first fiscal quarter.
FOURTH QUARTER RESULTS
Company-wide sales for the quarter ended September 30 were $583.4 million, an increase of 7 percent from the same period a year ago. Global Consumer sales increased 11 percent to $364.4 million from $328.9 million for the same period a year ago. Excluding the impact of foreign exchange, Global Consumer sales increased 12 percent, with sales in North America increasing 13 percent and sales in Europe growing 6 percent.
“The strength of our core consumer business continued all the way through to the end of the fiscal year,” Hagedorn said. “We believe our late season investment in marketing, along with continued support from our retail partners, helped to drive the sale of fall products. Continued growth of our fall season products will be a key to our long-term success.”
Scotts LawnService reported sales of $80.5 million, down 10 percent from the comparable quarter in 2008. Global Professional sales declined by 12 percent to $77.7 million. Excluding the impact of changes in foreign currency, sales declined 9 percent. Smith & Hawken reported sales of $61.0 million, compared with $37.6 million last year.
On an adjusted basis, company-wide gross margin increased to 28.8 percent in the quarter, compared with 26 percent a year earlier. Selling, general and administrative expenses (SG&A) were $191.1 million, up from $158.0 million a year earlier. The increase was driven by higher investments in sales and marketing, as well as increased variable compensation tied to the Company’s strong results. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) were a loss of $9.1 million, compared with a loss of $9.3 million a year ago.

FULL-YEAR RESULTS
Company-wide sales for the year improved 5 percent to a record $3.14 billion. Excluding the impact of foreign exchange, sales increased 9 percent.
Global Consumer sales increased 10 percent to $2.46 billion and improved by 14 percent, when excluding the impact of foreign currency. Scotts LawnService sales decreased 7 percent to $230.8 million. Global Professional sales were $293.1 million, compared with $348.8 million for the same period last year. Excluding the impact of foreign exchange, Global Professional sales declined 6 percent. Smith & Hawken reported $160.8 million in sales, an increase of 1 percent.
Excluding the impact of product recalls, registration matters, and the Smith & Hawken closure process, the company-wide gross margin rate improved 210 basis points to 35.2 percent, driven by pricing, net of commodity cost increases, supply chain improvements and favorable product mix. SG&A increased 11 percent for the year to $799.2 million.
“Our strong improvement in the gross margin rate is an important first step in getting back to the historic levels we were reporting prior to the dramatic volatility in the commodity environment,” said Dave Evans, chief financial officer. “Further improving our gross margin rate will remain an area of focus for us over the next several years and is critical in allowing us to make the investments necessary to continue driving category growth.”
Operating income for the Company was $267.1 million. When excluding the impact of product registration and recall costs, as well as charges associated with the Smith & Hawken closure, adjusted company-wide operating income was $310.4 million. Operating income on a segment basis is as follows: Global Consumer, $429.3 million; Scotts LawnService, $19.0 million; and Global Professional, $19.4 million.
Adjusted EBITDA increased 10 percent to $350.5 million. Adjusted net income was $162.6 million, or $2.46 per share, compared with $134.1 million, or $2.05 per share a year earlier. Net income on a GAAP basis was $153.3 million, or $2.32 per share, compared with a net loss of $10.9 million, or $0.17 per share, in 2008.
The adjusted results for 2009 exclude $28.6 million of costs associated with product recalls and registration matters and $14.7 million of charges associated with the closure of Smith & Hawken. The adjusted results for 2008 exclude $51.1 million related to costs associated with product recalls and registration issues as well as non-cash impairment charges of $136.8 million.

The Company reported $189 million in free cash flow, which is defined as cash provided by operating activities, as defined by GAAP, less capital expenditures.
The Company will discuss its fourth quarter and full-year results during a Webcast and conference call at 9 a.m. Eastern Time today. The call will be available live on the Investor Relations section of the ScottsMiracle-Gro Web site, http://investor.scotts.com.
An archive of the Webcast, as well as accompanying financial information regarding any non-GAAP financial measures discussed by the Company during the call, will be available on the Web site for at least 12 months.
About ScottsMiracle-Gro
With more than $3 billion in worldwide sales and more than 8,000 associates, The Scotts Miracle-Gro Company, through its wholly-owned subsidiary, The Scotts Company LLC, is the world’s largest marketer of branded consumer products for lawn and garden care, with products for professional horticulture as well. The Company’s brands are the most recognized in the industry. In the U.S., the Company’s Scotts®, Miracle-Gro®, Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company’s brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com
Statement under the Private Securities Litigation Act of 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward-looking information in this release, due to a variety of factors, including, but not limited to:
•	Adverse weather conditions could adversely affect the Company’s sales and financial results;
•	Failure to remain in compliance with the Company’s debt covenants could result in the acceleration of the indebtedness, increase the Company’s interest expense and harm the Company’s ability to obtain additional credit or maintain its existing credit without significant costs, and therefore, could adversely affect the Company’s liquidity and financial health;
•	Public perceptions regarding the safety of the Company’s products, and/or compliance with heightened environmental and other public health regulations, could increase the Company’s cost of doing business and/or negatively impact sales;
•	Costs associated with the Company’s previously announced product recalls and product registration issues and the corresponding governmental investigation, including legal expenses, and potential fines, penalties and/or judgments could adversely affect the Company’s financial results;

•	The loss of one or more of the Company’s top customers could adversely affect the Company’s financial results because of the concentration of the Company’s sales with a small number of retail customers;
•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to the costs of international regulation, which could adversely affect the Company’s financial results.
Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports.
Contact Information
Jim King
Senior Vice President,
Investor Relations and Corporate Affairs
The Scotts Miracle-Gro Company
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Results of Operations for the Three and Twelve Months
Ended September 30, 2009 and September 30, 2008
(in millions, except per share data)
(Unaudited)
Note: See Accompanying Footnotes on Page 12

		Three Months Ended			Twelve Months Ended
		September 30,	September 30,	%	September 30,	September 30,	%
	Footnotes	2009	2008	Change	2009	2008	Change

Net sales		$583.4	$544.2	7%	$3,141.5	$2,981.8	5%
Cost of sales		415.2	403.0		2,034.2	1,999.9
Cost of sales — impairment, restructuring and other charges		3.9	15.1		6.6	15.1
Cost of sales — product registration and recall matters		4.6	4.4		11.7	27.2

Gross profit		159.7	121.7	31%	1,089.0	939.6	16%
% of sales		27.4%	22.4%		34.7%	31.5%

Operating expenses:
Selling, general and administrative		191.1	158.0	21%	799.2	717.6	11%
Product registration and recall matters		2.0	5.9		16.8	12.7
Impairment, restructuring and other charges		8.1	(1.6)		8.1	121.7
Other income, net		1.2	(0.8)		(2.2)	(10.4)

Total operating expenses		202.4	161.5	25%	821.9	841.6	-2%

Income (loss) from operations		(42.7)	(39.8)	7%	267.1	98.0	173%
% of sales		-7.3%	-7.3%		8.5%	3.3%

Interest expense		10.5	17.6		56.4	82.2

Income (loss) before taxes		(53.2)	(57.4)		210.7	15.8

Income tax expense (benefit)		(38.3)	(22.7)		57.4	26.7

Net income (loss)		$(14.9)	$(34.7)		$153.3	$(10.9)

Basic income (loss) per share	(1)	$(0.23)	$(0.54)		$2.36	$(0.17)

Diluted income (loss) per share	(2)	$(0.23)	$(0.54)		$2.32	$(0.17)

Common shares used in basic income (loss) per share calculation		65.3	64.7		65.0	64.5

Common shares and potential common shares used in diluted income (loss) per share calculation		65.3	64.7		66.1	64.5

Results of operations excluding impairment, restructuring and other charges and product registration and recall matters:

Adjusted net income (loss)	(4)	$(21.5)	$(17.5)	23%	$162.6	$134.1	21%

Adjusted diluted income (loss) per share	(2) (4)	$(0.33)	$(0.27)	22%	$2.46	$2.05	20%

Adjusted EBITDA	(3) (4)	$(9.1)	$(9.3)	-2%	$350.5	$318.4	10%

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales by Segment for the Three and Twelve Months
Ended September 30, 2009 and September 30, 2008
(in millions)
(Unaudited)

	Three Months Ended
	September 30,	September 30,
	2009	2008	% Change

Global Consumer	$364.4	$328.9	11%

Global Professional	77.7	88.2	-12%

Scotts LawnService®	80.5	89.7	-10%

Corporate & Other	60.8	37.4	63%

Consolidated	$583.4	$544.2	7%

	Twelve Months Ended
	September 30,	September 30,
	2009	2008	% Change

Global Consumer	$2,457.6	$2,227.8	10%

Global Professional	293.1	348.8	-16%

Scotts LawnService®	230.8	247.4	-7%

Corporate & Other	160.0	157.8	1%

Consolidated	$3,141.5	$2,981.8	5%

THE SCOTTS MIRACLE-GRO COMPANY
Consolidated Balance Sheets
September 30, 2009 and September 30, 2008
(in millions)
(Unaudited)

	September 30,	September 30,
	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$71.6	$84.7
Accounts receivable, net	401.3	406.4
Inventories, net	458.9	415.9
Prepaids and other current assets	159.1	137.9

Total current assets	1,090.9	1,044.9

Property, plant and equipment, net	369.7	344.1
Goodwill, net	375.2	377.7
Other intangible assets, net	364.2	367.2
Other assets	20.1	22.4

Total assets	$2,220.1	$2,156.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of debt	$160.4	$150.0
Accounts payable	190.0	207.6
Other current liabilities	412.6	320.5

Total current liabilities	763.0	678.1

Long-term debt	649.7	849.5
Other liabilities	222.9	192.0

Total liabilities	1,635.6	1,719.6

Shareholders’ equity	584.5	436.7

Total liabilities and shareholders’ equity	$2,220.1	$2,156.3

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Three
Months Ended September 30, 2009 and September 30, 2008
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 12

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
		Product				Product
		Registration and	Smith & Hawken®			Registration and
	As Reported	Recall Matters	Closure Process	Adjusted	As Reported	Recall Matters	Impairment	Adjusted
Net sales	$583.4	$—	$—	$583.4	$544.2	$1.9	$—	$542.3
Cost of sales	415.2	—	—	415.2	403.0	1.7	—	401.3
Cost of sales — impairment, restructuring and other charges	3.9	—	3.9	—	15.1	—	15.1	—
Cost of sales — product registration and recall matters	4.6	4.6	—	—	4.4	4.4	—	—

Gross profit	159.7	(4.6)	(3.9)	168.2	121.7	(4.2)	(15.1)	141.0
% of sales	27.4%			28.8%	22.4%			26.0%

Operating expenses:
Selling, general and administrative	191.1	—	—	191.1	158.0	—	—	158.0
Product registration and recall matters	2.0	2.0	—	—	5.9	5.9	—	—
Impairment, restructuring and other charges	8.1	—	8.1	—	(1.6)	—	(1.6)	—
Other income, net	1.2	—	—	1.2	(0.8)	—	—	(0.8)

Total operating expenses	202.4	2.0	8.1	192.3	161.5	5.9	(1.6)	157.2

Loss from operations	(42.7)	(6.6)	(12.0)	(24.1)	(39.8)	(10.1)	(13.5)	(16.2)
% of sales	-7.3%			-4.1%	-7.3%			-3.0%

Interest expense	10.5	—	—	10.5	17.6	—	—	17.6

Loss before taxes	(53.2)	(6.6)	(12.0)	(34.6)	(57.4)	(10.1)	(13.5)	(33.8)

Income tax expense (benefit)	(38.3)	(2.4)	(22.8)	(13.1)	(22.7)	(17.9)	11.5	(16.3)

Net income (loss)	$(14.9)	$(4.2)	$10.8	$(21.5)	$(34.7)	$7.8	$(25.0)	$(17.5)

Basic income (loss) per share	$(0.23)	$(0.06)	$0.17	$(0.33)	$(0.54)	$0.12	$(0.39)	$(0.27)

Diluted income (loss) per share	$(0.23)	$(0.06)	$0.17	$(0.33)	$(0.54)	$0.12	$(0.39)	$(0.27)

Common shares used in basic income (loss) per share calculation	65.3	65.3	65.3	65.3	64.7	64.7	64.7	64.7

Common shares and potential common shares used in diluted income (loss) per share calculation	65.3	65.3	65.3	65.3	64.7	64.7	64.7	64.7

Net loss	$(14.9)				$(34.7)
Income tax benefit	(38.3)				(22.7)
Interest expense	10.5				17.6
Depreciation	12.9				13.8
Amortization, including marketing fees	3.0				3.6
Product registration and recall matters, non-cash portion	0.3				(0.4)
Smith & Hawken closure process, non-cash portion	10.0				—
Impairment of assets	—				13.5
Other non-cash adjustments	7.4				—

Adjusted EBITDA	$(9.1)				$(9.3)

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items for the Twelve
Months Ended September 30, 2009 and September 30, 2008
(in millions, except per share data)
(Unaudited)
Note: See Notes 3 and 4 to the Accompanying Footnotes on Page 12

	Twelve Months Ended September 30, 2009				Twelve Months Ended September 30, 2008
		Product				Product
		Registration and	Smith & Hawken®			Registration and
	As Reported	Recall Matters	Closure Process	Adjusted	As Reported	Recall Matters	Impairment	Adjusted
Net sales	$3,141.5	$(0.3)	$—	$3,141.8	$2,981.8	$(22.3)	$—	$3,004.1
Cost of sales	2,034.2	(0.2)	—	2,034.4	1,999.9	(11.1)	—	2,011.0
Cost of sales — impairment, restructuring and other charges	6.6	—	6.6	—	15.1	—	15.1	—
Cost of sales — product registration and recall matters	11.7	11.7	—	—	27.2	27.2	—	—

Gross profit	1,089.0	(11.8)	(6.6)	1,107.4	939.6	(38.4)	(15.1)	993.1
% of sales	34.7%			35.2%	31.5%			33.1%

Operating expenses:
Selling, general and administrative	799.2	—	—	799.2	717.6	—	—	717.6
Product registration and recall matters	16.8	16.8	—	—	12.7	12.7	—	—
Impairment, restructuring and other charges	8.1	—	8.1	—	121.7	—	121.7	—
Other income, net	(2.2)	—	—	(2.2)	(10.4)	—	—	(10.4)

Total operating expenses	821.9	16.8	8.1	797.0	841.6	12.7	121.7	707.2

Income (loss) from operations	267.1	(28.6)	(14.7)	310.4	98.0	(51.1)	(136.8)	285.9
% of sales	8.5%			9.9%	3.3%			9.5%

Interest expense	56.4	—	—	56.4	82.2	—	—	82.2

Income (loss) before taxes	210.7	(28.6)	(14.7)	254.0	15.8	(51.1)	(136.8)	203.7

Income tax expense (benefit)	57.4	(10.3)	(23.7)	91.4	26.7	(17.9)	(25.0)	69.6

Net income (loss)	$153.3	$(18.3)	$9.0	$162.6	$(10.9)	$(33.2)	$(111.8)	$134.1

Basic income (loss) per share	$2.36	$(0.28)	$0.14	$2.50	$(0.17)	$(0.52)	$(1.73)	$2.08

Diluted income (loss) per share	$2.32	$(0.28)	$0.14	$2.46	$(0.17)	$(0.52)	$(1.73)	$2.05

Common shares used in basic income (loss) per share calculation	65.0	65.0	65.0	65.0	64.5	64.5	64.5	64.5

Common shares and potential common shares used in diluted income (loss) per share calculation	66.1	66.1	66.1	66.1	64.5	64.5	64.5	65.4

Net income (loss)	$153.3				$(10.9)
Income tax expense	57.4				26.7
Interest expense	56.4				82.2
Depreciation	47.9				53.9
Amortization, including marketing fees	12.5				16.4
Product registration and recall matters, non-cash portion	2.9				13.3
Smith & Hawken closure process, non-cash portion	12.7				—
Impairment of assets	—				136.8
Other non-cash adjustments	7.4				—

Adjusted EBITDA	$350.5				$318.4

Net income (loss)	$153.3				$(10.9)
Depreciation	47.9				53.9
Amortization, including marketing fees	12.5				16.4
Impairment and other	5.1				136.8
Stock-based compensation	14.5				12.5
Changes in working capital and other	31.3				(7.8)
Investment in property, plant and equipment	(72.0)				(56.1)
Investment in intellectual property	(3.4)				(4.1)

Free cash flow	$189.2				$140.7

THE SCOTTS MIRACLE-GRO COMPANY
Operating Income by Segment for the Three and Twelve Months
Ended September 30, 2009 and September 30, 2008
(in millions, except per share data)
(Unaudited)
The Company is divided into the following reportable segments: Global Consumer, Global Professional, Scotts LawnService® and Corporate & Other. The Corporate & Other segment consists of Smith & Hawken® and corporate general and administrative expenses. Segment performance is evaluated based on several factors, including income from operations before amortization, product registration and recall costs, and impairment, restructuring and other charges, which are not generally accepted accounting principles (“GAAP”) measures. Management uses this measure of operating profit to gauge segment performance because we believe this measure is the most indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended			Twelve Months Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2009	2008	Change	2009	2008	Change

Global Consumer	$0.4	$(4.7)	109%	$429.3	$344.5	25%
Global Professional	(7.8)	(0.9)	-767%	19.4	33.7	-43%
Scotts LawnService®	21.3	20.8	3%	19.0	11.3	68%
Corporate and Other	(35.0)	(27.8)	-26%	(144.8)	(87.2)	-66%

Segment total	(21.1)	(12.6)	-67%	322.9	302.3	7%

Roundup® amortization	(0.2)	(0.2)		(0.8)	(0.8)
Other amortization	(2.8)	(3.4)		(11.7)	(15.6)
Product registration and recall matters	(6.6)	(10.1)		(28.6)	(51.1)
Impairment of assets	—	(13.5)		—	(136.8)
Smith & Hawken® closure process	(12.0)	—		(14.7)	—

Consolidated	$(42.7)	$(39.8)		$267.1	$98.0

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements
Results of Operations

(1)	Basic income (loss) per common share is calculated by dividing net income by average common shares outstanding during the period.

(2)	Diluted income (loss) per share is calculated by dividing net income (loss) by the average common shares and dilutive potential common shares (common stock options, stock appreciation rights, restricted stock and restricted stock units) outstanding during the period.

(3)	“Adjusted EBITDA” is defined as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of discontinued operations, the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring, non-cash items affecting net income. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.

(4)	The Reconciliation of non-GAAP Disclosure Items includes the following non-GAAP financial measures:

Adjusted net income (loss) and adjusted diluted income (loss) per share — These measures exclude charges or credits relating to refinancings, impairments, restructurings, product registration and recall matters, and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business.

Adjusted EBITDA — The presentation of adjusted EBITDA is provided as a convenience to the Company’s lenders because adjusted EBITDA is a component of certain debt covenants.

Free cash flow — This annual measure is often used by analysts and creditors as a measure of a company’s ability to service debt, reinvest in the business beyond normal capital expenditures, and return cash to shareholders. Free cash flow is equivalent to cash provided by operating activities as defined by generally accepted accounting principles less capital expenditures.

The Company believes that the disclosure of these non-GAAP financial measures provides useful information to investors or other users of the financial statements, such as lenders.